UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Natural Gas Fund, LP

March 12, 2010

Dear United States Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2009 financial statements for the United States Natural Gas Fund, LP (ticker symbol “UNG”). We have mailed this statement to all investors in UNG who held shares as of December 31, 2009 to satisfy our annual reporting requirement under federal commodities laws.  In addition, we have enclosed a copy of the current UNG’s Privacy Policy.  Additional information concerning UNG’s 2009 results may be found by referring to the Annual Report on Form 10-K (“Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to UNG’s own website at www.unitedstatesnaturalgasfund.com. You may also call UNG at 1-800-920-0259 to speak to a representative and request additional material, including a current UNG Prospectus.

United States Commodity Funds LLC is the general partner of UNG. United States Commodity Funds LLC is also the general partner and manager of several other commodity based exchange traded security funds that are structured like UNG. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Heating Oil Fund, LP	(ticker symbol: UHN)
United States Short Oil Fund, LP	(ticker symbol: DNO)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)

Information about these other funds is contained within the Annual Report as well as in the current UNG Prospectus. Investors in UNG who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesgasolinefund.com
www.unitedstatesheatingoilfund.com
www.unitedstatesshortoilfund.com
www.unitedstates12monthnaturalgasfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in the UNG.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “General Partner”), a commodity pool operator registered with the Commodity Futures Trading Commission, and each commodity pool for which it serves as the general partner, including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Short Oil Fund, LP, United States Brent Oil Fund, LP and United States Short Natural Gas Fund, LP (collectively, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under Federal legislation.  This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company.  However, the General Partner may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors.  This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

The General Partner does not sell or rent investor information.  The General Partner does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the General Partner may share nonpublic personal information in the following situations:

·
To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals.  The General Partner may also share information in connection with the servicing or processing of Fund transactions.

·	To respond to subpoenas, court orders, judicial process or regulatory authorities;

·	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

·	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the General Partner’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The General Partner holds Fund investor information in the strictest confidence.  Accordingly, the General Partner’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The General Partner maintains safeguards that comply with federal standards to protect investor information.  The General Partner restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities.  Third parties with whom the General Partner shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The General Partner’s privacy policy applies to both current and former investors.  The General Partner will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The General Partner may make changes to its privacy policy in the future.  The General Partner will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change.  In any case, the General Partner will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES NATURAL GAS FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2009, 2008 and 2007

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States Natural Gas Fund, LP

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that to the best his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2009, 2008 and 2007 is accurate and complete.

By:	/s/ Nicholas Gerber
Nicholas Gerber
United States Natural Gas Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of the United States Natural Gas Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States Natural Gas Fund, LP

We have audited the accompanying statements of financial condition of United States Natural Gas Fund, LP, (the “Fund”) as of December 31, 2009 and 2008, including the schedule of investments as of December 31, 2009 and 2008, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2009, 2008 and 2007. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Natural Gas Fund, LP as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Fund's internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2010 expressed an unqualified opinion on the Fund's internal control over financial reporting.

Greenwood Village, Colorado
February 26, 2010

United States Natural Gas Fund, LP
Statements of Financial Condition
At December 31, 2009 and 2008

	2009	2008
Assets
Cash and cash equivalents (Note 5)	$3,896,493,193	$419,929,831
Equity in UBS Securities LLC trading accounts:
Cash	733,693,664	293,619,554
Unrealized loss on open commodity futures contracts	(41,777,265)	(7,704,870)
Unrealized loss on open swap contracts	(39,408,688)	-
Interest receivable	110,235	355,156
Other assets	192,758	137,786

Total assets	$4,549,303,897	$706,337,457

Liabilities and Partners’ Capital
Investment payable	$19,112,096	$-
General Partner management fees (Note 3)	1,918,167	370,060
Payable for units redeemed	-	9,307,208
Interest payable	20,751	-
Professional fees payable	2,609,981	817,073
Brokerage commission fees payable	256,250	39,500
License fees payable	231,345	61,226
Directors’ fees payable	48,144	27,880

Total liabilities	24,196,734	10,622,947

Commitments and Contingencies (Notes 3, 4 and 5)

Partners’ Capital
General Partner	-	-
Limited Partners	4,525,107,163	695,714,510
Total Partners’ Capital	4,525,107,163	695,714,510

Total liabilities and partners’ capital	$4,549,303,897	$706,337,457

Limited Partners’ units outstanding	449,500,000	29,900,000
Net asset value per unit	$10.07	$23.27
Market value per unit	$10.08	$23.17

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Schedule of Investments
At December 31, 2009

		Loss
		on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Cleared Swap Contracts
Foreign Contracts
ICE Natural Gas Cleared Swap ICE LOT contracts, expire February 2010	62,455	$(17,242,475)	(0.38)

Open Futures Contracts
United States Contracts
NYMEX Natural Gas Futures NG contracts, expire February 2010	13,949	(15,139,330)	(0.33)
NYMEX Natural Gas Futures NN contracts, expire February 2010	35,858	(9,395,460)	(0.21)
	49,807	(24,534,790)	(0.54)
Total Open Cleared Swap and Futures Contracts	112,262	$(41,777,265)	(0.92)

	Principal Amount	Market Value
Cash Equivalents
United States Treasury Obligation
U.S. Treasury Bill 0.07%, 1/21/2010	$200,000,000	$199,992,222	4.42

United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	$1,025,996,967	$1,025,996,967	22.67
Goldman Sachs Financial Square Funds - Government Fund - Class SL	975,213,417	975,213,417	21.55
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	500,077,936	500,077,936	11.05
Total Money Market Funds		$2,501,288,320	55.27

Total Cash Equivalents		$2,701,280,542	59.69

United States Natural Gas Fund, LP
Schedule of Investments
At December 31, 2008

		Loss
		on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts
United States Contracts
NYMEX Natural Gas Futures NG contracts, expire February 2009	12,375	$(7,704,870)	(1.11)

	Principal Amount	Market Value
Cash Equivalents
United States - Money Market Fund
Goldman Sachs Financial Square Funds - Government Fund - Class SL	$298,603,373	$298,603,373	42.92
Total Cash Equivalents		$298,603,373	42.92

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Schedule of Investments (Continued)
At December 31, 2009

Open Over-the-Counter Total Return Swap Contracts

	Notional Amount	Market Value	Unrealized Gain (Loss)	Termination Date
Swap agreement to receive return on the eXtra US1 Excess Return Index	197,724,486	$(76,034)	$(76,034)	1/29/2010

Swap agreement to receive return on the Custom Natural Gas Index (UNG)- Excess Return	437,844,520	(10,574,386)	(10,574,386)	4/21/2010

Swap agreement to receive return on the Custom Natural Gas Index (UNG)- Excess Return	148,628,935	(3,573,393)	(3,573,393)	6/2/2010

Swap agreement to receive return on the Custom Natural Gas Index (UNG)- Excess Return	27,867,408	(669,999)	(669,999)	6/9/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	231,241,867	(6,697)	(6,697)	4/23/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	35,310,676	(361)	(361)	4/26/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	37,327,808	(381)	(381)	4/27/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	35,296,594	(361)	(361)	5/6/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	60,218,214	(2,764,029)	(2,764,029)	5/11/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	73,573,437	(752)	(752)	5/18/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	47,363,229	(484)	(484)	5/20/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	60,199,249	(2,763,159)	(2,763,159)	5/22/2010

Swap agreement to receive return on the NYMEX Henry Hub TRS Index	50,367,337	(515)	(515)	6/3/2010

Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	120,653,648	(181,797)	(181,797)	1/14/2010

Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	120,765,626	1,243,622	1,243,622	1/15/2010

Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	262,910,966	(11,044,583)	(11,044,583)	1/19/2010

Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	337,775,877	(5,680,051)	(5,680,051)	3/31/2010

Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	102,683,037	(1,667,807)	(1,667,807)	5/25/2010

Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	86,294,159	(1,647,521)	(1,647,521)	5/28/2010

Total unrealized loss on open swap contracts			$(39,408,688)

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Operations
For the years ended December 31, 2009, 2008 and 2007

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2009	2008	2007
Income
Gains (losses) on trading of commodity contracts:
Realized loss on closed futures contracts	$(1,443,746,373)	$(469,854,610)	$(39,939,850)
Realized loss on closed swap contracts	(39,014,082)	-	-
Change in unrealized gain (loss) on open futures contracts	(34,072,395)	(27,748,750)	20,043,880
Change in unrealized loss on open swap contracts	(39,408,688)	-	-
Interest income	2,687,716	12,225,534	8,242,264
Other income	185,000	202,000	107,000

Total loss	(1,553,368,822)	(485,175,826)	(11,546,706)

Expenses
General Partner management fees (Note 3)	14,189,176	4,373,723	1,239,862
Brokerage commissions	11,384,593	867,175	351,310
Professional fees	3,828,390	1,022,269	272,472
Registration fees	1,223,978	348,874	41,980
License fees	619,825	236,664	81,317
Directors' fees	142,322	130,107	58,380
Other expenses	18,419	50,000	-

Total expenses	31,406,703	7,028,812	2,045,321

Net loss	$(1,584,775,525)	$(492,204,638)	$(13,592,027)
Net loss per limited partnership unit	$(13.20)	$(12.91)	$(13.82)
Net loss per weighted average limited partnership unit	$(6.89)	$(25.50)	$(1.78)
Weighted average limited partnership units outstanding	229,963,288	19,303,825	7,644,574

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Changes in Partners' Capital
For the years ended December 31, 2009, 2008 and 2007

	General Partner	Limited Partners	Total

Balances, at December 31, 2006	$20	$980	$1,000
Addition of 37,900,000 partnership units	-	1,458,786,977	1,458,786,977
Redemption of 21,500,000 partnership units	(20)	(851,800,949)	(851,800,969)
Net loss	-	(13,592,027)	(13,592,027)

Balances, at December 31, 2007	-	593,394,981	593,394,981
Addition of 69,800,000 partnership units	-	2,691,884,826	2,691,884,826
Redemption of 56,300,000 partnership units	-	(2,097,360,659)	(2,097,360,659)
Net loss	-	(492,204,638)	(492,204,638)

Balances, at December 31, 2008	-	695,714,510	695,714,510
Addition of 474,400,000 partnership units	-	6,284,421,972	6,284,421,972
Redemption of 54,800,000 partnership units	-	(870,253,794)	(870,253,794)
Net loss	-	(1,584,775,525)	(1,584,775,525)

Balances, at December 31, 2009	$-	$4,525,107,163	$4,525,107,163

Net Asset Value Per Unit
At April 18, 2007 (commencement of operations)	$50.00
At December 31, 2007	$36.18
At December 31, 2008	$23.27
At December 31, 2009	$10.07

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Cash Flows
For the years ended December 31, 2009, 2008 and 2007

	Year ended	Year ended	Year ended
	December 31, 2009	December 31, 2008	December 31, 2007
Cash Flows from Operating Activities:
Net loss	$(1,584,775,525)	$(492,204,638)	$(13,592,027)
Adjustments to reconcile net loss to net cash used in operating activities:
Iincrease in commodity futures trading account - cash	(440,074,110)	(208,503,665)	(85,115,889)
Unrealized (gain) loss on open futures contracts	34,072,395	27,748,750	(20,043,880)
Unrealized loss on open swap contracts	39,408,688	-	-
Decrease (increase) in interest receivable and other assets	189,949	290,059	(783,001)
Increase in management fees payable	1,548,107	105,504	264,556
Increase in investment payable	19,112,096	-	-
Increase in interest payable	20,751	-	-
Increase in professional fees payable	1,792,908	577,119	239,954
Increase in brokerage commission fees payable	216,750	16,700	22,800
Increase in license fees payable	170,119	9,666	51,560
Increase (decrease) in directors' fees payable	20,264	(8,238)	36,118
Net cash used in operating activities	(1,928,297,608)	(671,968,743)	(118,919,809)

Cash Flows from Financing Activities:
Subscription of partnership units	6,284,421,972	2,691,884,826	1,458,786,977
Redemption of partnership units	(879,561,002)	(2,088,053,451)	(851,800,969)

Net cash provided by financing activities	5,404,860,970	603,831,375	606,986,008

Net Increase (Decrease) in Cash and Cash Equivalents	3,476,563,362	(68,137,368)	488,066,199

Cash and Cash Equivalents, beginning of period	419,929,831	488,067,199	1,000
Cash and Cash Equivalents, end of period	$3,896,493,193	$419,929,831	$488,067,199

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Notes to Financial Statements
For the years ended December 31, 2009, 2008 and 2007

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Natural Gas Fund, LP (“USNG”) was organized as a limited partnership under the laws of the state of Delaware on September 11, 2006. USNG is a commodity pool that issues limited partnership units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, USNG’s units traded on the American Stock Exchange (the “AMEX”). USNG will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Second Amended and Restated Agreement of Limited Partnership dated as of December 4, 2007 (the “LP Agreement”). The investment objective of USNG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the changes in the price of the futures contract on natural gas as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will become, over a 4-day period, the next month contract to expire, less USNG’s expenses. USNG accomplishes its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). As of December 31, 2009, USNG held 13,949 NG Futures Contracts and 35,858 NN Financially Settled Futures Contracts traded on the NYMEX and 62,455 cleared swap contracts traded on the ICE Futures and over-the-counter swap transactions with six counterparties.

USNG commenced investment operations on April 18, 2007 and has a fiscal year ending on December 31. United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (the “General Partner”) is responsible for the management of USNG. The General Partner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission effective December 1, 2005.  The General Partner is also the general partner of the United States Oil Fund, LP (“USOF”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the AMEX under the ticker symbols “USO” on April 10, 2006, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USOF’s, US12OF’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008. The General Partner is also the general partner of the United States Short Oil Fund, LP (“USSO”) and the United States 12 Month Natural Gas Fund, LP which listed their limited partnership units on the NYSE Arca on September 24, 2009 and November 18, 2009, respectively. The General Partner has also filed registration statements to register units of the United States Brent Oil Fund, LP (“USBO”) and the United States Commodity Index Funds Trust (“USCI”).

USNG issues units to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc. as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the net asset value of a unit calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay USNG a $1,000 fee for each order placed to create one or more Creation Baskets or redeem one or more baskets consisting of 100,000 units (“Redemption Baskets”). Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of USNG but rather at market prices quoted on such exchange.

In April 2007, USNG initially registered 30,000,000 units on Form S-1 with the SEC. On April 18, 2007, USNG listed its units on the AMEX under the ticker symbol “UNG”. On that day, USNG established its initial net asset value by setting the price at $50.00 per unit and issued 200,000 units in exchange for $10,001,000. USNG also commenced investment operations on April 18, 2007 by purchasing Futures Contracts traded on the NYMEX based on natural gas. As of December 31, 2009, USNG had registered a total of 1,480,000,000 units, 449,500,000 of which were outstanding.  As of December 31, 2009, USNG issued 5,821 Creation Baskets.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and in the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. USNG earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the overnight Federal Funds Rate less 32 basis points. In addition, USNG earns interest on funds held at the custodian at prevailing market rates earned on such investments.

Investments in over-the-counter swap contracts (see Note 5) are arrangements to exchange a periodic payment for a market-linked return, each based on a notional amount.  To the extent that the total return of the security or index underlying the transaction exceeds or falls short of the offsetting periodic payment obligation, USNG receives a payment from, or makes a payment to, the swap counterparty.  The over-the-counter swap contracts are valued daily based upon the appreciation or depreciation of the underlying securities subsequent to the effective date of the contract.  Changes in the value of the swaps are reported as unrealized gains and losses and periodic payments are recorded as realized gains or losses in the accompanying condensed statements of operations.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Swap Premiums

Upfront fees paid by USNG for over-the-counter swap contracts are reflected on the Statements of Financial Condition and represent payments made upon entering into a swap agreement to compensate for differences between the stated terms of the agreement and prevailing market conditions.  The fees are amortized daily over the term of the swap agreement.

Income Taxes

USNG is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Additions and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 units equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USNG receives or pays the proceeds from units sold or redeemed within three business days after the trade date of the purchase or redemption.  The amounts due from Authorized Purchasers are reflected in USNG’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USNG in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

USNG’s net asset value is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. USNG uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period. There were no units held by the General Partner at December 31, 2009.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USNG. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires USNG’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

General Partner Management Fee

Under the LP Agreement, the General Partner is responsible for investing the assets of USNG in accordance with the objectives and policies of USNG. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USNG. For these services, USNG is contractually obligated to pay the General Partner a fee, which is paid monthly, that is equal to 0.60% per annum of average daily net assets of $1,000,000,000 or less and 0.50% per annum of average daily net assets that are greater than $1,000,000,000.

Ongoing Registration Fees and Other Offering Expenses

USNG pays all costs and expenses associated with the ongoing registration of its units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2009, 2008 and 2007, USNG incurred $1,223,978, $348,874 and $41,980, respectively, in registration fees and other offering expenses.

Directors’ Fees and Expenses

USNG is responsible for paying its portion of the directors’ and officers’ liability insurance of the General Partner and the fees and expenses of the independent directors of the General Partner who are also the General Partner’s audit committee members. USNG shares these fees and expenses with USOF, US12OF, UGA, USHO, USSO and US12NG based on the relative assets of each fund, computed on a daily basis. These fees and expenses for the calendar year 2009 amounted to a total of $433,046 for all funds, and USNG’s portion of such fees and expenses was $159,942.  For the calendar years 2008 and 2007, these fees and expenses were $282,000 and $286,000, respectively, and USNG’s portion of such fees was $130,107 and $58,380 respectively.

Licensing Fees

As discussed in Note 4, USNG entered into a licensing agreement with the NYMEX on May 30, 2007. The agreement has an effective date of April 10, 2006. Pursuant to the agreement, USNG and the affiliated funds managed by the General Partner pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. During the years ended December 31, 2009, 2008 and 2007, USNG incurred $619,825, $236,664 and $81,317, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USNG’s audit expenses and tax accounting and reporting requirements are paid by USOF. These costs are approximately $2,450,000 as of December 31, 2009.

Other Expenses and Fees

In addition to the fees described above, USNG pays all brokerage fees, transaction costs for over-the-counter swaps, taxes and other expenses in connection with the operation of USNG, excluding costs and expenses paid by the General Partner as outlined in Note 4.

NOTE 4 - CONTRACTS AND AGREEMENTS

USNG is party to a marketing agent agreement, dated as of April 17, 2007, with the Marketing Agent and the General Partner, whereby the Marketing Agent provides certain marketing services for USNG as outlined in the agreement. The fees of the Marketing Agent, which are borne by the General Partner, are equal to 0.06% on USNG’s assets up to $3 billion; and 0.04% on USNG’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

USNG is also party to a custodian agreement, dated March 13, 2006, with Brown Brothers Harriman & Co. (“BBH&Co.”) and the General Partner, whereby BBH&Co. holds investments on behalf of USNG. The General Partner pays the fees of the custodian, which are determined by the parties from time to time. In addition, USNG is party to an administrative agency agreement, dated March 13, 2006, with the General Partner and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USNG. The General Partner also pays the fees of BBH&Co. for its services under this agreement and such fees are determined by the parties from time to time.

Currently, the General Partner pays BBH&Co. for its services, in the foregoing capacities, the greater of a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USNG and each of the affiliated funds managed by the General Partner, as well as a $20,000 annual fee for its transfer agency services. In addition, the General Partner pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of USNG’s, USOF’s, US12OF’s, UGA’s, USHO’s, USSO’s and US12NG’s combined net assets, (b) 0.0465% for USNG’s, USOF’s, US12OF’s, UGA’s, USHO’s, USSO’s and US12NG’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USNG’s, USOF’s, US12OF’s, UGA’s, USHO’s, USSO’s and US12NG’s combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The General Partner also pays transaction fees ranging from $7.00 to $15.00 per transaction.

USNG has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”). The agreement requires UBS Securities to provide services to USNG in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through UBS Securities for USNG’s account. The agreement provides that UBS Securities charge USNG commissions of approximately $7 per round-turn trade, plus applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

USNG invests primarily in Futures Contracts traded on the NYMEX. On May 30, 2007, USNG and the NYMEX entered into a licensing agreement whereby USNG was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the licensing agreement, USNG and the affiliated funds managed by the General Partner pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

USNG expressly disclaims any association with the NYMEX or endorsement of USNG by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USNG engages in the trading of futures contracts, options on futures contracts, cleared swaps and over-the-counter swaps (collectively, “derivatives”). USNG is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USNG may enter into futures contracts, options on futures contracts, cleared swaps and over-the-counter swaps to gain exposure to changes in the value of an underlying commodity.  A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place.  Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.  Cleared swaps are over-the-counter (“OTC”) agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear U.S., but which are not traded on an exchange.  A cleared swap is created when the parties to an off-exchange OTC transaction agree to extinguish their OTC contract and replace it with a cleared swap. Cleared swaps are intended to provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure USNG has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

All of USNG’s investment contracts through December 31, 2009 have been exchange-traded futures contracts, cleared swaps or fully-collateralized over-the-counter swaps. The liquidity and credit risks associated with exchange-traded contracts and cleared swaps are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, USNG must rely solely on the credit of its respective individual counterparties. As of December 31, 2009, USNG has entered into over-the-counter transactions with six counterparties.  Over-the counter transactions subject USNG to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. USNG also has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the exchange on which the relevant contracts are traded.  However, as compared to its over-the-counter transactions, it may more easily realize value by reselling its futures contracts.  In addition, USNG bears the risk of financial failure by the clearing broker.

At December 31, 2009, USNG’s counterparties posted $14,450,000 in cash and $0  in securities as collateral with USNG’s custodian, as compared with the prior period for which no collateral was posted since USNG had not yet entered into any swaps. Under these agreements, USNG posted collateral with respect to its obligations of $336,379,130 at December 31, 2009, while no collateral was posted for the prior period.

USNG’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of USNG’s assets posted with that futures commission merchant; however, the vast majority of USNG’s assets are held in Treasuries, cash and/or cash equivalents with USNG’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of USNG’s custodian could result in a substantial loss of USNG’s assets.

USNG invests a portion of its cash in money market funds that seek to maintain a stable net asset value.  USNG is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2009 and 2008, USNG had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amounts of $4,630,186,857 and $713,549,385, respectively. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USNG is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USNG pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USNG’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USNG has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USNG are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the years ended December 31, 2009, 2008 and 2007. This information has been derived from information presented in the financial statements.

	Year ended	Year ended	Year ended
	December 31, 2009	December 31, 2008	December 31, 2007

Per Unit Operating Performance:

Net asset value, beginning of period	$23.27	$36.18	$50.00
Total loss	(13.06)	(12.55)	(13.55)
Total expenses	(0.14)	(0.36)	(0.27)
Net decrease in net asset value	(13.20)	(12.91)	(13.82)
Net asset value, end of period	$10.07	$23.27	$36.18

Total Return	(56.73)%	(35.68)%	(27.64)%

Ratios to Average Net Assets
Total loss	(58.53)%	(66.25)%	(5.59)%
Expenses excluding management fees	0.65%	0.36%	0.39%*
Management fees	0.53%	0.60%	0.60%*
Net loss	(59.71)%	(67.21)%	(6.58)%
*Annualized

Total returns are calculated based on the change in value during the period. An individual limited partner’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USNG.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2009 and 2008.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2009	2009	2009	2009
Total Loss	$(297,277,494)	$(150,314,978)	$(664,595,568)	$(441,180,782)
Total Expenses	1,727,482	7,784,505	13,271,354	8,623,362
Net Loss	$(299,004,976)	$(158,099,483)	$(677,866,922)	$(449,804,144)
Net Loss per Unit	$(8.04)	$(1.43)	$(2.23)	$(1.50)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2008	2008	2008	2008
Total Income (Loss)	$156,689,207	$176,316,721	$(531,720,749)	$(286,461,005)
Total Expense	1,365,216	1,495,927	2,059,176	2,108,493
Net Income (Loss)	$155,323,991	$174,820,794	$(533,779,925)	$(288,569,498)
Net Income (Loss) per Unit	$12.61	$13.87	$(29.59)	$(9.80)

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, USNG adopted Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”).  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement.  The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of USNG (observable inputs) and (2) USNG’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs).  The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following tables summarize the valuation of USNG’s securities at December 31, 2009 and 2008 using the fair value hierarchy:

At December 31, 2009	Total	Level I	Level II	Level III

Short-Term Investments	$2,701,280,542	$2,701,280,542	$-	$-
Exchange-Traded Futures Contracts	(24,534,790)	(24,534,790)	-	-
Exchange-Traded Cleared Swap Contracts	(17,242,475)	(17,242,475)	-	-
Over-the-Counter Total Return Swap Contracts	(39,408,688)	-	-	(39,408,688)

At December 31, 2008	Total	Level I	Level II	Level III

Short-Term Investments	$298,603,373	$298,603,373	$-	$-
Exchange-Traded Futures Contracts	(7,704,870)	(7,704,870)	-	-

Following is a reconciliation of assets in which significant observable inputs (Level 3) were used in determining fair value:

Total Return Swap Contracts
Beginning balance as of 12/31/08	$-
Realized gain (loss)*	-
Change in unrealized gain (loss)	(39,408,688)
Ending balance as of 12/31/09	$(39,408,688)

*The realized gain (loss) earned during the fiscal year ended December 31, 2009 for total return swaps was $(39,014,082).

Effective January 1, 2009, USNG adopted the provisions of Accounting Standards Codification 815—Derivatives and Hedging (“ASC 815”), which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

		At	At
		December 31,	December 31,
		2009	2008
Derivatives not	Statement of
Accounted for as	Financial
for as Hedging	Condition
Instruments	Location	Fair Value	Fair Value
Futures - Commodity Contracts	Assets	$(41,777,265)	$(7,704,870)

Swaps - Commodity Contracts	Assets - Unrealized Appreciation	$(39,408,688)	$-

The Effect of Derivative Instruments on the Statement of Operations

		For the year ended		For the year ended
		December 31,		December 31,
		Realized	Change in	Realized	Change in
	Location of	Gain or (Loss)	Unrealized	Gain or (Loss)	Unrealized
Derivatives not	Gain or (Loss)	on Derivatives	Gain or (Loss)	on Derivatives	Gain or (Loss)
Accounted for as	on Derivatives	Recognized	Recognized	Recognized	Recognized
for as Hedging	Recognized	in Income	in Income	in Income	in Income
Instruments	in Income	2009	2009	2008	2008

Futures - Commodity Contracts	Realized gain (loss) on closed futures contracts	$(1,443,746,373)	$-	$(469,854,610)	$-

	Change in unrealized gain (loss) on open futures contracts	$-	$(34,072,395)	$-	$(27,748,750)

Swaps - Commodity Contracts	Realized gain (loss) on closed swap contracts	$(39,014,082)	$-	$-	$-

	Change in unrealized gain (loss) on open swap contracts	$-	$(39,408,688)	$-	$-

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the Financial Accounting Standards Board released ASC 815.  ASC 815 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of, and gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. USNG adopted ASC 815 on January 1, 2009.

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 clarifies existing disclosure and requires additional disclosures regarding fair value measurements. Effective for interim and annual reporting periods beginning after December 15, 2009, entities will be required to disclose significant transfers into and out of Level 1 and 2 measurements in the fair value hierarchy and the reasons for those transfers. Effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, entities will need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross basis, rather than as a net number as currently required. The General Partner is currently evaluating the impact ASU No. 2010-06 will have on the financial statement disclosures.

NOTE 10 – SUBSEQUENT EVENTS

USNG has performed an evaluation of subsequent events through February 26, 2010, which is the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.